Sub-Item 77Q1(e)

Dreyfus BNY Mellon Funds, Inc. (the “Registrant”)

Dreyfus Alternative Diversifier Strategies Fund (“DADSF”)

Dreyfus Global Emerging Markets Fund (“DGEMF”)

Dreyfus Select Managers Long/Short Equity Fund (“DSMLSEF”)

Dreyfus Yield Enhancement Strategy Fund (“DYESF”)

Dreyfus TOBAM Emerging Markets Fund (“DTOBAMEMF”)

The Registrant’s Management Agreement (for DGEMF and DYESF), dated December 17, 2013, revised as of February 20, 2014, is incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2014.

The Registrant’s Management Agreement (for DADSF, DSMLSEF and DTOBAMEMF), dated March 20, 2014, is incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, which was filed with the SEC on March 20, 2014.

The Registrant’s Sub-Investment Advisory Agreement (for DGEMF), dated December 17, 2013, is incorporated by reference to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A, which was filed with the SEC on January 22, 2014.

The Registrant’s Sub-Investment Advisory Agreements (for DSMLSEF and DTOBAMEMF), dated March 20, 2014, are incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, which was filed with the SEC on March 20, 2014.